Exhibit 99.1

Nightfood Schedules Investor Conference Call for Tuesday, March 14, 2023 at 4:30PM Eastern

Tarrytown, NY, February 22, 2023 – Nightfood Holdings, Inc. (OTCQB: NGTF), the company pioneering the sleep-friendly nighttime snack category, announced today that the Company will hold an investor conference call on Tuesday, March 14, 2023 at 4:30PM Eastern.

On this call, the Company plans to provide updates on hotel distribution, upcoming hotel and airline tests of Nightfood cookies as amenities, and answer investor questions.

Investors and other interested parties may submit questions regarding the Company prior to the call to Stuart Smith at investors@nightfood.com by 12:00 PM Eastern on Monday, March 13, 2023. Which questions will be addressed will be based on the perceived relevance to the general shareholder base along with the questions’ appropriateness in light of public disclosure rules.

To access the call on Tuesday, March 14, 2023 at 4:30 PM:

Dial-In Number: 1-857-232-0157

Access Code: 422095

For those unable to participate in the conference call at that time, a replay will be available at https://www.smallcapvoice.com/tag/ngtf/ shortly after the call has concluded.

About Nightfood

Nightfood is pioneering the category of sleep-friendly nighttime snacking.

Over 80% of Americans snack regularly at night, resulting in an estimated 700 million nighttime snack occasions weekly, and an annual spend on night snacks of over $50 billion. The most popular choices are ice cream, cookies, chips, and candy. Recent research confirms such snacks, in addition to being generally unhealthy, can impair sleep, partly due to excess fat and sugar consumed before bed.

Nightfood’s sleep-friendly snacks are formulated by sleep and nutrition experts to contain less of those sleep-disruptive ingredients, along with a focus on ingredients and nutrients that research suggests can support nighttime relaxation and better sleep quality.

The brand is currently focused on establishing widespread national distribution of Nightfood ice cream, cookies, and other snack formats in the high-margin hotel vertical.

Nightfood ice cream pints can be found in hundreds of hotels across the United States, including select locations of chains such as Courtyard by Marriott, Holiday Inn Express, Springhill Suites, Hyatt Place, Fairfield Inn & Suites and more.

Hotels are increasingly focused on supporting guest wellness, and one way to do that is by offering healthier and sleep-friendly snacks in their grab-and-go lobby shops.

With an estimated 56,000 hotels across the United States, expanding distribution into a significant number of those hotels is expected to lead to profitability, consumer adoption of the nighttime snack category, and a strategically defensible position from which category leadership can be maintained.

Questions can be directed to investors@Nightfood.com

By signing up at ir.nightfood.com, investors can receive updates of filings and news releases in their inbox.

Forward Looking Statements:

This current press release contains “forward-looking statements.” Statements in this press release which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “intends,” “would,” “could” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, sales projections, potential customers, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, (a) the inherent uncertainties associated with distribution of our products, (b) the market acceptance of our products and products under development at all levels of distribution and sale, including retail purchasers, wholesalers and distribution partners, hotel chains and possibly airlines, (c) the success and commitment of our distribution partners to access distribution channels and successfully engage with sellers of our products, including, supermarkets, hotel chains and possibly airlines, and our success in obtaining purchase orders from hotel chains, supermarkets and others, (d) competition from existing and new companies and products and (e) difficulties associated with obtaining financing on acceptable terms . These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:

Simon Dang
simon@nightfood.com
718-635-2949

Investor Contact:

Stuart Smith

SmallCapVoice

investors@nightfood.com

888-888-6444, x3